UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2015

Date of Report (Date of earliest event reported)

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1235 Radio Road, Suite 110 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01	Other Events

As previously disclosed, on September 8, 2015, Capnia, Inc. (“Capnia”, “us” or “we”) through its wholly-owned subsidiary, NeoForce Acquisition, Inc., entered into an asset purchase agreement to purchase substantially all of the assets of NeoForce Group, Inc. and NeoForce Innovations, LLC (collectively “NeoForce”). This Current Report on Form 8-K/A (the “Amended Report”) updates the Current Report on Form 8-K filed on September 14, 2015 (the “Original Report”) to include the audited financial statements of NeoForce and the unaudited pro forma financial information in accordance with Item 9.01 of Form 8-K. No other amendments to the Original Report are being made by the Amended Report.

On September 16, 2015, NeoForce Acquisition, Inc. amended its Certificate of Incorporation to change its name to NeoForce, Inc.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of NeoForce for the fiscal years ended December 31, 2014 and 2013 are attached hereto as Exhibit 99.1 and are incorporated by reference into this Item 9.01(a) and made a part hereof.

The unaudited interim condensed consolidated financial statements of NeoForce for the six months ended June 30, 2015 are attached hereto as Exhibit 99.2 and are incorporated by reference into this Item 9.01(a) and made a part hereof.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information of Capnia is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 9.01(b) and made a part hereof: (i) unaudited condensed combined pro forma balance sheet at June 30, 2015 and notes thereto, and (ii) unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2015 and the fiscal year ended December 31, 2014 and notes thereto.

(d) Exhibits.

99.1 Audited consolidated financial statements of NeoForce for the years ended December 31, 2014 and 2013.

99.2 Unaudited interim condensed consolidated financial statements of NeoForce for the six months ended June 30, 2015.

99.3 Unaudited condensed combined Pro Forma balance sheet at June 30, 2015 and notes thereto, and unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2015 and the fiscal year ended December 31, 2014 and notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

By:	/s/ David O’Toole
David O’Toole
Chief Financial Officer

Date: November 24, 2015